                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        SYMIX SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                     [LOGO]

                         2800 CORPORATE EXCHANGE DRIVE
                                   SUITE 400
                              COLUMBUS, OHIO 43231
                           TELEPHONE: (614) 523-7000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON NOVEMBER 4, 1997

                            ------------------------

To the Shareholders of

SYMIX SYSTEMS, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Symix Systems, Inc. ("Symix") will be held at 2800 Corporate Exchange Drive, Columbus, Ohio, on Tuesday, November 4, 1997, at 9:00 a.m. (local time) for the following purposes:

    1.To elect six (6) directors, each to serve for a term of one year and until his successor is duly elected and qualified or his earlier resignation, removal from office or death.

    2.To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on September 19, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof.

                             YOUR VOTE IS IMPORTANT

    You are urged to date, sign and promptly return the enclosed Proxy so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid Symix in reducing the expense of additional Proxy solicitation. The giving of such Proxy does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting, and we request that you indicate your plans in this respect in the space provided on the enclosed form of Proxy.

                                            By order of the Board of Directors

                                                  [SIGNATURE]

                                            LAWRENCE W. DELEON,
                                            SECRETARY

Columbus, Ohio
October 3, 1997

                                     [LOGO]

                         2800 CORPORATE EXCHANGE DRIVE
                                   SUITE 400
                              COLUMBUS, OHIO 43231
                           TELEPHONE: (614) 523-7000
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                    GENERAL

    This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Symix Systems, Inc. ("Symix") to be used at the Annual Meeting of Shareholders of Symix (the "Meeting") to be held on November 4, 1997 and at any adjournment or adjournments thereof. Common shares, without par value, of Symix (the "Shares") represented by properly executed proxies will be voted at the Meeting. Where a choice is specified by the shareholder, the proxy will be voted in accordance with such choice. Each proxy executed and returned by a Symix shareholder for use at the Meeting may be revoked at any time insofar as it has not been exercised by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case, directed to the Secretary of the Company) or by giving notice of revocation at the Meeting.

    This Proxy Statement and the accompanying form of proxy are being mailed to Symix shareholders on or about October 3, 1997.

    The close of business on September 19, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof (the "Record Date"). On the Record Date, there were outstanding and entitled to be voted 5,857,556 Shares.

    Each shareholder is entitled to one vote for each Share held. Shareholders do not have cumulative voting rights in the election of directors. To be elected, nominees must receive a plurality of the votes cast by the holders of Shares voted at the Meeting. The holders of Shares entitling them to exercise a majority of the voting power of Symix will constitute a quorum for the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

                        PRINCIPAL HOLDERS OF SECURITIES

    The following table sets forth the names and addresses of, and the number and percentage of Shares beneficially owned as of the Record Date (except as otherwise noted) by, the only persons known to Symix to beneficially own more than 5% of the outstanding Shares:

                                                              AMOUNT AND NATURE OF  PERCENT OF
NAME AND ADDRESS                                              BENEFICIAL OWNERSHIP     CLASS
------------------------------------------------------------  --------------------  -----------
Lawrence J. Fox
2800 Corporate Exchange Drive
Suite 400
Columbus, Ohio 43231                                                 2,274,798(1)       38.84%

Kennedy Capital Management, Inc.
425 North Ballas Road, #158
St. Louis, Missouri 63141                                              539,400(2)        9.21%

------------

     (1)  See note 1 and note 2 to next table.

     (2) As of September 19, 1997 based on information provided to Symix by Kennedy Capital Management, Inc.

    The following table sets forth, as of the Record Date, certain information with respect to the Shares owned beneficially by each director of Symix, each nominee for election as a director of Symix, each executive officer of Symix named in the Summary Compensation Table herein and by all directors and executive officers of Symix as a group:

                                                             AMOUNT AND NATURE OF
                                                                  BENEFICIAL        PERCENT OF
NAME                                                             OWNERSHIP(1)          CLASS
----------------------------------------------------------  ----------------------  -----------
Lawrence J. Fox...........................................          2,274,798(2)        38.84%

John T. Tait..............................................             15,000(3)         *

Duke W. Thomas............................................             40,638(4)         *

Larry L. Liebert..........................................             20,000(4)         *

James A. Rutherford.......................................            105,000(5)         1.79%

Stephen A. Sasser.........................................            251,000(6)         4.29%

Lawrence W. DeLeon........................................             44,000(7)         *

Otto Offereins............................................             35,000(7)         *

Stephen A. Yount..........................................             25,000(8)         *

All directors and executive officers as a group (12
  persons)................................................          2,830,436(9)        48.32%

------------

    *   Represents less than 1% of the outstanding Shares.

     (1) Each named beneficial owner has sole voting and investment power with respect to the Shares listed, except as otherwise noted. The number of Shares shown has been adjusted to reflect the two-for-one stock split effective September 10, 1996.

     (2) Includes 148,000 Shares subject to options exercisable within sixty days, 1,999,024 Shares held directly by Mr. Fox and 127,774 Shares as to which Mr. Fox has shared voting and investment power with his wife.

     (3) Includes 15,000 Shares subject to options exercisable within sixty days.

     (4) Includes 20,000 Shares subject to options exercisable within sixty days.

     (5) Does not include 380,000 Shares held by Roundwood Capital L.P., of which Mr. Rutherford is a limited partner. Includes 20,000 Shares subject to options exercisable within sixty days.

     (6) Includes 235,000 Shares subject to options exercisable within sixty days.

     (7) Includes 35,000 Shares subject to options exercisable within sixty days.

     (8) Includes 25,000 Shares subject to options exercisable within sixty days.

     (9) Includes 569,000 Shares subject to options exercisable within sixty days.

                             ELECTION OF DIRECTORS

    At the Meeting, six (6) directors will be elected to hold office, each until the 1998 annual meeting of Symix shareholders or until his successor is duly elected and qualified or his earlier resignation, removal from office or death. It is the intention of the persons named as Proxies in the enclosed form of proxy to vote the Shares they represent for the election of the persons named in the following table unless the proxy is marked to indicate that such authorization is expressly withheld. In case any person named in the table is unable to serve or unwilling to accept nomination or election (which is not anticipated), the persons named as Proxies in the enclosed proxy may vote the Shares they represent for one or more substitute nominees as designated by the present Board of Directors. Under Ohio law and Symix's Code of Regulations, the six nominees receiving the greatest number of votes will be elected as directors. Shares as to which the voting authority is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of individual nominees specified in the form of proxy.

               THE BOARD OF DIRECTORS OF SYMIX RECOMMENDS A VOTE
                     IN FAVOR OF EACH NOMINEE LISTED BELOW.

                                                                                                                 DIRECTOR
NAME                                        AGE              DIRECTORS AND THEIR PRINCIPAL OCCUPATIONS             SINCE
--------------------------------------      ---      ---------------------------------------------------------  -----------
Lawrence J. Fox.......................          41   Chairman of the Board and Chief Executive Officer of             1984
                                                       Symix

Larry L. Liebert......................          52   Chairman of the Board and Chief Executive Officer of L           1993
                                                       Corporation

Stephen A. Sasser.....................          48   President and Chief Operating Officer of Symix                   1995

John T. Tait..........................          49   Of Counsel, Enz & Sequin                                         1985

Duke W. Thomas........................          60   Partner, Vorys, Sater, Seymour and Pease                         1988

James A. Rutherford...................          51   President of Wingset Inc.                                        1995

    Mr. Fox founded Symix in 1979 as a sole proprietorship. He has held his present offices since Symix was incorporated in 1984. He also served as Treasurer until 1989.

    Mr. Liebert has been the Chairman and Chief Executive Officer of L Corporation, a parent/holding company for selected businesses in the wholesale, distribution and manufacturing industries, since it was formed in 1990. From 1965 to 1987, Mr. Liebert held various positions at Liebert Corporation, an international manufacturer and distributor of computer support systems products, including President from 1981 to 1987 and Chairman of the Board from 1984 to 1987. In 1987, Liebert Corporation was acquired by and became a subsidiary of Emerson Electric Company, which designs, manufactures and sells a broad range of electrical and electronic products and systems. Mr. Liebert served as an Emerson Group Vice President as well as Chairman of Liebert Corporation until 1990.

    Mr. Sasser joined the Company in July, 1995 as President and Chief Operating Officer. From October, 1994 to June, 1995, Mr. Sasser served as Vice President of International Operations for Trilogy Development Group, a provider of client-server sales and marketing software. From August, 1992 to October 1994, Mr. Sasser was Group Vice President of the Systems Management Division and Pacific Rim Operations of Legent Corporation, a provider of systems management software products and services ("Legent"). From April, 1987 through its acquisition by Legent in 1992, Mr. Sasser served as President of the Data Center Management Division of Goal Systems International, Inc. ("Goal Systems"), which designed, developed, and marketed systems management software products.

    Mr. Tait has served of counsel to the law firm of Enz & Sequin since 1995. From 1990 until 1995, Mr. Tait served as the Managing General Partner of B.P.A. Consultants, an investment partnership in Columbus, Ohio. From 1987 until 1990, he was a partner of F.M.G., a financial consulting firm. Prior thereto, Mr. Tait served as Secretary and Treasurer of the Lowe Group, a financial services holding company.

    Mr. Thomas has been a partner of Vorys, Sater, Seymour and Pease, a law firm based in Columbus, Ohio, for more than five years. Mr. Thomas is also a director of The Ohio Bar Liability Insurance Co.

    Mr. Rutherford founded Wingset Inc., a private investment management corporation, and has served as its President since 1992. He was Chairman of the Board from 1988 to 1991 and Chief Executive Officer from 1988 to 1990 of Goal Systems. Mr. Rutherford is also a director of Ciber, Inc., a provider of information technology consulting services.

               COMPENSATION, MEETINGS AND COMMITTEES OF DIRECTORS

    For the fiscal year ended June 30, 1997, the compensation arrangement between Symix and all directors who are not employees of Symix ("Outside Directors") was as follows: $500 for each Board meeting attended; and $1,250 per quarter. For the fiscal year ending June 30, 1998, it is anticipated that the compensation arrangement between Symix and the Outside Directors will remain the same. In addition, from time to time, the Outside Directors receive options to acquire Shares under the Symix Systems, Inc. Stock Option Plan for Outside Directors (the "Directors' Plan"). During the 1997 fiscal year, no options were granted under the Directors' Plan. Employee directors did not in fiscal year 1997, and will not in fiscal year 1998, receive any additional compensation for serving as a director.

    During the last fiscal year, there were four meetings of Symix's Board of Directors. During such period, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he served.

    Symix has an Audit Committee consisting of Lawrence J. Fox, John T. Tait and Duke W. Thomas. The Audit Committee met once during the 1997 fiscal year. Its function is to review the adequacy of Symix's system of internal controls, to investigate the scope and adequacy of the work of Symix's auditors and to recommend to the directors a firm of accountants to serve as Symix's auditors.

    Symix has a Compensation Committee consisting of Duke W. Thomas, Larry L. Liebert, John T. Tait and James H. Rutherford, who are all of the non-employee members of the Symix Board of Directors. During fiscal 1997, the principal functions of the Compensation Committee included (i) establishing and reviewing the framework for compensation of Symix executive officers, (ii) approving grants under the Symix stock option plans to executive officers and employees,
(iii) reviewing and acting on management's recommendations with respect to employee compensation and benefits and (iv) reporting and making recommendations to the Symix Board of Directors as to such matters. During fiscal 1997, the Symix Compensation Committee held a total of two meetings.

    Symix does not have a nominating committee separate from the Board of Directors.

                             EXECUTIVE COMPENSATION

    The following table shows, as to the Chief Executive Officer and the other four most highly compensated executive officers of Symix whose salary plus bonus exceeded $100,000, information concerning compensation paid for services to Symix in all capacities during the fiscal year ended June 30, 1997, as well as the total compensation paid to each such individual for Symix's two previous fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal years).

                           SUMMARY COMPENSATION TABLE

                                                                                      SECURITIES
                                                                    OTHER ANNUAL      UNDERLYING        ALL OTHER
  NAME AND PRINCIPAL POSITION(S)     YEAR  SALARY($)    BONUS($)  COMPENSATION($)     OPTIONS(1)     COMPENSATION($)
-----------------------------------  ----  ----------   --------  ----------------   -------------   ----------------
Lawrence J. Fox                      1997   $ 275,000       None      $48,791(2)         None            $33,029(3)
  Chairman and CEO                   1996     256,661       None       44,972(4)         None             32,165(5)
                                     1995     241,500       None          N/A          80,000             31,019(6)

Stephen A. Sasser                    1997   $ 225,427   $174,500          N/A            None            $ 5,682(7)
  President and COO                  1996     220,000    180,000          N/A         540,000(8)           1,833(9)

Stephen A. Yount                     1997   $ 150,000   $ 76,271      $23,122(10)        None            $13,840(11)
  Vice President--Americas Sales
  and Services

Lawrence W. DeLeon                   1997   $ 133,333   $ 91,000          N/A          20,000(12)        $ 4,950(9)
  Vice President, CFO and Secretary  1996     105,573     69,360          N/A          80,000(13)          1,833(9)

Otto Offereins                       1997   $ 130,833   $ 69,190          N/A            None            $ 3,277(9)
  Vice President-- Development and   1996     102,865     58,060          N/A          80,000(13)          1,819(9)
  Support

------------

     (1) Adjusted to reflect the two-for-one stock split effective September 10, 1996.

     (2) Includes reimbursement of $17,052 for estimated taxes relating to compensation received by the named officer during fiscal year 1997, payment for automobile allowance for 11 months during fiscal year 1997 and club dues.

     (3) Includes $28,000 paid for the premiums on split term life insurance on the named officer and Symix's matching contribution to the 401(k) Profit Sharing Plan of $5,029.

     (4) Includes reimbursement of $13,331 for estimated taxes relating to compensation received by the named officer during fiscal years 1996 and 1995, payment for automobile allowance for 16 months during fiscal years 1996 and 1995 and club dues.

     (5) Includes $28,000 paid for the premiums on split term life insurance on the named officer and Symix's matching contribution to the 401(k) Profit Sharing Plan of $4,165.

     (6) Includes $28,000 paid for premium on split term life insurance on the named officer and Symix's matching contribution to the 401(k) Profit Sharing Plan of $3,019.

     (7) Includes $2,130 paid for the premiums on term life insurance on the named officer and Symix's matching contribution to the 401(k) Profit Sharing Plan of $3,552.

     (8) Includes 400,000 Shares covered by an option granted in January, 1996, and 140,000 Shares covered by an option granted in July, 1996, as compensation for services rendered in fiscal year ended June 30, 1996 and the achievement of certain financial performance objectives.

     (9) Represents Symix's matching contribution to the 401(k) Profit Sharing Plan for the named officer.

     (10) Includes reimbursement of $8,081 for estimated taxes relating to compensation received by the named officer during fiscal year 1997, payment for relocation and club dues.

     (11) Includes a reduction of $12,500 to the principal balance outstanding on a loan made by Symix to the named officer, and Symix's matching contribution of $1,340 to the 401(k) Profit Sharing Plan for the named officer.

     (12) Includes 20,000 Shares covered by an option granted in July, 1997 for services rendered in fiscal year ended June 30, 1997 and the achievement of certain financial performance objectives.

     (13) Includes 20,000 Shares covered by an option granted in July, 1996 for services rendered in fiscal year ended June 30, 1996 and the achievement of certain financial performance objectives.

EMPLOYMENT AGREEMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    Symix has an employment agreement dated July 5, 1995 with Stephen A. Sasser, President and Chief Operating Officer of Symix (the "Agreement"). The initial term of the Agreement extends to July 5, 1999. However, the Agreement provides for automatic renewal for one additional year each July 4 thereafter unless prior notice of non-renewal is given by Symix to Mr. Sasser at least 150 days, or by Mr. Sasser to Symix at least 120 days, before the expiration of the initial term or any extended term. Under the Agreement, Mr. Sasser agrees to serve as President and Chief Operating Officer of Symix. He further agrees to serve as a director of Symix and as an officer and/or director of any of Symix's subsidiaries if elected as such.

    The Agreement was amended by the parties in April, 1997 to provide for an annual base salary of not less than $242,000 and additional compensation pursuant to a bonus plan approved by the Compensation Committee of the Symix Board of Directors (with an annual target bonus opportunity of $174,500 for fiscal 1997 and $158,000 during the remaining term of the Agreement). Mr. Sasser met the target bonus opportunity of $174,500 for fiscal 1997.

    If Mr. Sasser's employment with Symix is terminated as the result of his death or disability (as defined in the Agreement), or by Symix for cause (as defined in the Agreement), then he will be entitled to receive his base salary through the date of termination and bonus compensation as provided for under the Agreement on a pro rata basis to the extent that Symix has achieved certain annual targets and objectives. In the event of termination of Mr. Sasser's employment by Symix other than for cause or disability (in each case, as defined in the Agreement) or by Mr. Sasser within one year after a "change in control" of Symix (as defined in the Agreement), in addition to the prorated base salary and bonus compensation previously described, Mr. Sasser will be entitled to receive an amount equal to his annual base salary, plus an amount equal to the highest bonus earned by him under the terms of the Agreement for any fiscal year prior to the date of termination, and other specified benefits. The Agreement also provides for the grant of two separate options covering 400,000 and 140,000 Shares, respectively, to Mr. Sasser as additional consideration. An option for 400,000 Shares was granted to Mr. Sasser effective in January, 1996. An option for an additional 140,000 Shares was granted to Mr. Sasser in July, 1996 pursuant to the terms of the Agreement.

    Under the Agreement, if any of the compensation or other benefits paid to Mr. Sasser upon termination of his employment by Symix without cause, or upon termination of his employment by Mr. Sasser within a year after a change in control of Symix, result in additional tax to him under Section 4999 of the Internal Revenue Code, then Symix is required to make an additional payment to him so as to provide Mr. Sasser with the benefits he would have received in the absence of such tax.

    The Agreement also requires Symix to maintain a policy of insurance on Mr. Sasser's life in the amount of $1 million, the proceeds of which policy to be payable upon his death to beneficiaries designated by Mr. Sasser or to his estate if no such designation is made.

    Symix has agreed to give at least six months prior notice of termination to Lawrence W. DeLeon in the event his termination occurs within a year after a change in control of Symix and, during such one-year period, Mr. DeLeon does not retain positions with Symix which are the same or comparable to those held by him prior to such change in control.

    In addition, awards of stock options to Symix employees, including the named executive officers, generally will vest upon a change in control of Symix (as defined in Symix employee stock option agreements).

CERTAIN TRANSACTION

    Pursuant to an offer letter dated May 6, 1996, Symix made a loan of $100,000 (the "Loan") to Stephen A. Yount, Vice President--Americas Sales and Services at Symix, in February, 1997. Interest is payable on the Loan at the rate of 5% per annum. The Loan is secured by a second mortgage in favor of Symix on real property located in Franklin County, Ohio. The Loan is required to be paid in full no later than October 1, 2000, provided that, the principal amount of the Loan will be reduced cumulatively by increments of $12,500 on June 30 of each fiscal year from 1997 to 2000 for which Mr. Yount meets or exceeds 75% of the annual sales quota for new license revenue for Symix products assigned to him for such fiscal year. The principal amount of the Loan will be reduced to $50,000 immediately in the event Mr. Yount's employment with Symix and its subsidiaries is terminated by Symix and such subsidiaries. Mr. Yount exceeded 75% of his annual sales quota for new license revenue for fiscal year 1997.

STOCK OPTION GRANTS AND EXERCISES

    The following table sets forth certain information with respect to stock options awarded during fiscal year 1997 to executive officers named in the Summary Compensation Table. These option grants are also reflected in the Summary Compensation Table. In accordance with Securities and Exchange Commission ("Commission") rules, the hypothetical realizable values for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are prescribed by the Commission and are for illustration purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and Symix's future performance and prospects.

                   STOCK OPTIONS GRANTED IN FISCAL YEAR 1997

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                   % OF TOTAL                                ANNUAL RATES OF STOCK
                                                     OPTIONS                                   PRICE APPRECIATION
                               # OF SECURITIES     GRANTED TO       EXERCISE     ORIGINAL       FOR OPTION TERM
                                 UNDERLYING       EMPLOYEES IN        PRICE     EXPIRATION  ------------------------
NAME                           OPTIONS GRANTED     FISCAL 1997     ($/SHARE)(1)    DATE       5%($)        10%($)
-----------------------------  ---------------  -----------------  -----------  ----------  ----------  ------------
Lawrence J. Fox..............        -0-               N/A             N/A         N/A         N/A          N/A

Stephen A. Sasser............        140,000            38.7%       $   7.595    7/25/06    $  668,704  $  1,694,626

Stephen A. Yount.............        N/A               N/A             N/A         N/A         N/A          N/A

Lawrence W. DeLeon...........         20,000(2)          5.5%       $   7.595    7/25/06    $   95,529  $    242,090

Otto Offereins...............         20,000             5.5%       $   7.595    7/25/06    $   95,529  $    242,090

------------

     (1)  Represents the market price of the Shares on the date of grant.

     (2) Does not include 20,000 Shares covered by an option granted in July, 1997 for services rendered in fiscal year ended June 30, 1997 and the achievement of certain financial performance objectives. The option expires on July 28, 2007 and has an exercise price of $13 15/16 per Share.

    Options granted to Symix executive officers vest and become exercisable in increments of 25% on each anniversary of the grant date, provided the executive officer continues in the employ of Symix, and provided further that, upon the occurrence of certain change in control events (defined in the Symix stock option agreements) all such options will become fully vested.

    The following table shows the number of all vested (exercisable) and unvested (not yet exercisable) stock options held by each executive officer named in the Summary Compensation Table at the end of fiscal year 1997, and the value of all such options that were "in the money" (i.e. the market price of the Shares covered by the options was greater than the exercise price of the options) at the end of fiscal year 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                          TOTAL NUMBER OF SHARES       TOTAL VALUE OF
                                             NUMBER OF                    UNDERLYING UNEXERCISED     UNEXERCISED IN-THE-
                                              SHARES                          OPTIONS HELD AT       MONEY OPTIONS HELD AT
                                             ACQUIRED          VALUE        FISCAL YEAR END (#)      FISCAL YEAR END ($)
                                            ON EXERCISE      REALIZED     -----------------------  -----------------------
NAME                                            (#)             ($)       EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----------------------------------------  ---------------  -------------  -----------------------  -----------------------
Lawrence J. Fox.........................           -0-             -0-        128,000/60,000           $864,400/$404,900

Stephen A. Sasser.......................           -0-             -0-        100,000/440,000          $768,700/$2,852,800

Stephen A. Yount........................           -0-             -0-         25,000/75,000           $107,000/$321,000

Lawrence W. DeLeon......................           -0-             -0-         15,000/65,000            $91,875/$353,725

Otto Offereins..........................           -0-             -0-         15,000/65,000            $91,875/$353,725

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Symix Compensation Committee consisted during fiscal 1997 of Messrs. Tait, Liebert, Rutherford and Thomas, who are all of the non-employee members of the Symix Board of Directors. Mr. Thomas is a partner of the law firm of Vorys, Sater, Seymour and Pease. Symix used during fiscal 1997, and anticipates that it will continue to use, the services of such firm.

    IN ACCORDANCE WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, THE INFORMATION INCLUDED UNDER THE CAPTIONS "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION" AND "PERFORMANCE GRAPH" WILL NOT BE DEEMED TO BE FILED OR TO BE PROXY SOLICITING MATERIAL OR INCORPORATED BY REFERENCE IN ANY PRIOR OR FUTURE FILINGS BY SYMIX UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The compensation of Symix's executive officers generally is determined by the Compensation Committee of the Symix Board of Directors ("Compensation Committee"). Each member of the Compensation Committee is a director who is not an employee of Symix or any of its affiliates and the Compensation Committee met two times in fiscal year 1997. The following report with respect to certain compensation paid or awarded to Symix's executive officers during fiscal year 1997 is furnished by the directors who comprised the Symix Compensation Committee.

GENERAL POLICIES

    Symix's compensation programs are intended to enable Symix to attract, motivate, reward, and retain the management talent required to achieve its corporate objectives in a rapidly changing industry, and thereby increase shareholder value. It is Symix's policy to provide incentives to its senior management to achieve these objectives and to reward exceptional performance and contributions to the development of Symix's business. To attain these objectives, Symix's executive compensation program includes a base salary, coupled with a bonus incentive component which is based on the performance of Symix described below, and various other benefits including medical and 401(k) plan contributions generally available to all employees of Symix. Significant emphasis is given to the variable components of total compensation in order to reinforce the relationship between financial reward and the achievement of management objectives.

    The Compensation Committee annually establishes the base salaries which will be paid to Symix's executive officers during the year. In setting base salaries, the Compensation Committee takes into account certain factors, such as current compensation, financial performance of Symix and qualitative factors bearing on an individual's experience, responsibilities, management, leadership abilities and job performance.

    During the last fiscal year, the executive officers and other management employees of Symix ("Participants") participated in a compensation plan based upon the performance of Symix (the "Bonus Plan"). Performance targets were established by the Compensation Committee for executive officers and by the executive officers for all other Participants. Total targeted compensation was determined based on average compensation levels for the industry. Generally, a Participant earned a base salary plus an annual bonus based upon the performance of Symix as reflected by Symix's operating revenues and earnings per Share for the year in relation to its financial plan for the year (the "Annual Bonus"). The earnings per Share for the year was required to be at least ninety percent (90%) of the targeted earnings per Share before any Annual Bonus is paid. The Annual Bonus was paid after the release of earnings for the fiscal year. Some executive officers also were eligible for a quarterly bonus based on achieving quarterly revenue targets and/or achieving predefined objectives approved by the Compensation Committee. The quarterly bonuses were paid within sixty (60) days following the quarter.

    Many of Symix's employees, including its executive officers, also are eligible to be granted stock options periodically in order to more directly align their interests with the long-term financial interests of Symix's shareholders. The Compensation Committee believes that the grant of stock options is an effective means of linking the compensation of executive officers to increases in shareholder wealth as is reflected in the market price of Shares.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Compensation Committee analyzes and considers the same factors in determining the base salary of Symix's Chief Executive Officer as it does for the other Symix executive officers, including historical compensation and scope of responsibilities. In May of 1997, Mr. Fox received an increase in base salary. As a result, Mr. Fox's base salary increased by $18,339.00 in fiscal year 1997 over fiscal year 1996. Mr. Fox did not receive any performance based incentive cash compensation during the last fiscal year.

                       THE COMPENSATION COMMITTEE:

                           James A. Rutherford
                           John T. Tait
                           Duke W. Thomas
                           Larry L. Liebert

                               PERFORMANCE GRAPH

    The following graph sets forth a comparison of the cumulative total returns on (i) the Shares, (ii) the Nasdaq Stock Market Index, (iii) the Nasdaq Computer and Data Processing Stock Market Index, (iv) the Dow Jones Equity Market Index and (v) the Dow Jones All Technology Index for the five year period ended June 30, 1997. Symix has elected to change the industry index and broad market index used in its performance graph in the future, replacing the Dow Jones Equity Market Index and the Dow Jones All Technology Index with the Nasdaq Stock Market Index and the Nasdaq Computer and Data Processing Stock Market Index, respectively. Symix believes that the new indexes are more widely used by peer companies and thus will facilitate a more accurate comparison between Symix and its peers. As required by applicable Securities and Exchange Commission rules, the performance graph set forth below contains all four indexes.

    Information reflected on the performance graph assumes an investment of $100 on June 30, 1992 in each of the Shares, the Nasdaq Stock Market Index, the Nasdaq Computer and Data Processing Stock Market Index, the Dow Jones Equity Market Index and the Dow Jones All Technology Index. Cumulative total return assumes reinvestment of dividends. Symix is not among the companies included in the Dow Jones All Technology Index or the Nasdaq Computer and Data Processing Stock Market Index. Symix has not identified any published industry index of stock performance which includes Symix or software companies comparable to it. The stock price performance shown on the graph is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           D J EQUITY MARKET   D J TECHNOLOGY    NASDAQ STOCK MKT (US)    NASDAQ COMPUTER & DATA    SYMIX SYSTEMS, INC.
6/30/92                  $100             $100                     $100                       $100                 $100
6/30/93                  $115             $120                     $126                       $127                  $54
6/30/94                  $116             $125                     $127                       $128                  $72
6/30/95                  $146             $185                     $169                       $208                  $56
6/30/96                  $185             $226                     $218                       $277                 $111
6/30/97                  $248             $315                     $265                       $349                 $161

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Symix executive officers and directors, and persons who beneficially own more than 10% of the outstanding Shares, to file initial reports of ownership and reports of changes in ownership of their equity securities of Symix with the Commission and the National Association of Securities Dealers, Inc. Symix executive officers, directors and greater than 10% beneficial owners are required by Commission regulations to furnish Symix with copies of all Section 16(a) forms filed by them. Other than as described below, and based solely on a review of the copies of such forms furnished to Symix and written representations from Symix's executive officers and directors, Symix believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with for fiscal 1997. On August 13, 1997, John T. Tait, a director of Symix, filed with the Commission a Form 5, Annual Statement of Changes in Beneficial Ownership, to report the exercise of an option for 5,000 Shares by him on April 25, 1997, and the subsequent sale of those 5,000 Shares on the same day. This exercise of option more properly should have been reported on a Form 4 filed on or before May 10, 1997.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    At the Meeting, six (6) directors will be elected to hold office, each until the 1998 annual meeting of Symix shareholders and until his successor is duly elected and qualified or until his earlier resignation, removal from office or death. It is the intention of the persons named as Proxies in the enclosed form of proxy to vote the Shares represented thereby for the election of the nominees named therein, unless the proxy is marked to indicate that such authorization is expressly withheld.

    VOTE REQUIRED. The holder of each Share entitled to be voted at the Meeting is entitled to one vote per Share on all matters, including the election of directors. The six nominees receiving the largest number of votes will be elected as directors of Symix. Shares as to which the authority to vote is withheld and broker non-votes are not counted toward the election of directors or toward election of the individual nominees specified in the proxy.

                       SELECTION OF INDEPENDENT AUDITORS

    Ernst & Young LLP has been selected to audit the books and accounts of Symix and its subsidiaries for the current fiscal year. Ernst & Young LLP has audited the books and accounts of Symix and its subsidiaries since 1984. Ernst & Young LLP has advised that neither the firm nor any of its partners has any direct or indirect financial interest in Symix or any of its subsidiaries. It is expected that representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

    The 1997 Symix Annual Report, which includes financial statements and information concerning Symix's operations during the 1997 fiscal year, accompanies this Proxy Statement.

    SYMIX WILL PROVIDE, WITHOUT CHARGE, TO ANY PERSON SOLICITED (UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON), A COPY OF SYMIX'S ANNUAL REPORT ON FORM 10-K FOR ITS 1997 FISCAL YEAR, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE COMMISSION. SUCH REQUEST SHOULD BE ADDRESSED TO LAWRENCE W. DELEON, SECRETARY, SYMIX SYSTEMS, INC., 2800 CORPORATE EXCHANGE DRIVE, SUITE 400, COLUMBUS, OHIO 43231, (614) 523-7000.

                                 OTHER MATTERS

    The management and the Board of Directors of Symix do not know of any other matters which may come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named as Proxies in the accompanying form of proxy to vote the Shares represented by the proxy in their discretion as the Board of Directors may recommend.

    The enclosed proxy is being solicited by the Board of Directors of Symix, and Symix will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of Symix, personally, by telephone, by telegraph or other communication methods. No solicitation will be made by specially engaged employees or other paid professional proxy solicitors. Fifth Third Bank, the Share transfer agent for Symix, may conduct proxy solicitations on behalf of Symix and receive reimbursement for reasonable out-of-pocket expenses.

SHAREHOLDER PROPOSALS

    Any proposals by Symix shareholders intended to be presented at the 1998 annual meeting of Symix shareholders must be received by Symix on or prior to June 5, 1998 in order to be considered for inclusion in Symix's 1998 proxy statement.

                                          By Order of the Board of Directors

                                                [SIGNATURE]

                                          LAWRENCE W. DELEON,

                                          SECRETARY

Dated: October 3, 1997

                              SYMIX SYSTEMS, INC.

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 4, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned holder(s) of Common Shares of Symix Systems, Inc. hereby constitutes and appoints Lawrence J. Fox and Stephen A. Sasser, and each of them, with full power of substitution and revocation, as proxies or proxy to appear and to vote the Common Shares of Symix Systems, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at 2800 Corporate Exchange Drive, Columbus, Ohio on November 4, 1997, and any adjournment or adjournments thereof, for the following purposes:

1. The election of the following nominees as directors of the Company (except as marked to the contrary below), each to serve for a term of one year and until his successor is duly elected and qualified or his earlier resignation, removal from office or death:

Lawrence J. Fox     Stephen A. Sasser     Duke W. Thomas    Larry L. Liebert
John T. Tait                                                 James A. Rutherford

[YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY STRIKING OUT HIS NAME ABOVE.]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or adjournments thereof.

    Do you plan to attend the meeting?    / / YES  / / NO

    WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER(S). IF NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE PERSONS LISTED ABOVE. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE MEETING OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEES AS THE BOARD OF DIRECTORS MAY RECOMMEND.

    (THIS PROXY CONTINUES AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE)

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated October 3, 1997, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the Symix Common Shares the undersigned is entitled to vote at the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SYMIX SYSTEMS,
INC.
                                             Dated: ____________________________

                                             Please sign exactly as your name
                                             appears herein. If shares are
                                             registered in two names, both
                                             should sign. When signing as
                                             attorney, executor, administrator,
                                             trustee, guardian or corporate
                                             official, please give your full
                                             title. If signer is a corporation,
                                             please sign the full corporate name
                                             by authorized officer.
                                             ___________________________________
                                                  Signature of Shareholder
                                             ___________________________________
                                                  Signature of Shareholder